                                ESCROW AGREEMENT                     Exhibit "E"

     THIS ESCROW AGREEMENT, dated as of May 26, 1995 ("Escrow Agreement"), is by and among Sepa Technologies Ltd., Co., a Georgia limited liability company ("SEPA"); CC Acquisition Company A, L.L.C., a Delaware limited liability company ("CCACA"); and First Union National Bank of North Carolina, a national banking association, as Escrow Agent hereunder ("Escrow Agent").


                                   BACKGROUND


     A. SEPA, John A. Servizio, and CCACA have entered into a Stock Purchase Agreement (the "Underlying Agreement"), dated as of the date hereof pursuant to which CCACA will acquire common stock, par value .01 per share (the "Common Stock") of Chyron Corporation (the "Company"). The Underlying Agreement provides that on the date hereof, SEPA shall deposit with the Escrow Agent 14 million shares of Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank (the "Escrowed Property").


     B. Escrow Agent has agreed to accept, hold, and distribute the Escrowed Property deposited with it and any dividends or distributions thereon in accordance with the terms of this Escrow Agreement.


     C. Pursuant to the Underlying Agreement, SEPA and CCACA have each appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent, the Underlying Agreement, and this Escrow Agreement.


     D. In order to establish the escrow of the Escrowed Property and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.


                             STATEMENT OF AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

          1. DEFINITIONS. The following terms shall have the following meanings when used herein:

          "CCACA REPRESENTATIVE" shall mean Michael Wellesley-Wesley or Daniel DeWolf, severally, or any other person designated in a writing signed by CCACA and delivered to Escrow Agent and the SEPA Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

          "ESCROWED PROPERTY" shall mean the stock certificates representing shares of the Common Stock of the Company, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, deposited with Escrow Agent pursuant to this Agreement, together with any dividends and other income or distributions thereon.

          "ESCROW PERIOD" shall mean the period commencing on the date hereof and ending on the date all Escrowed Property is delivered out of Escrow.

          "JOINT WRITTEN DIRECTION" shall mean a written direction executed by the Representatives and directing Escrow Agent to disburse all or a portion of the Escrowed Property or to take or refrain from taking an action pursuant to this Escrow Agreement.

          "REPRESENTATIVES" shall mean the SEPA Representative and the CCACA Representative.

          "SEPA REPRESENTATIVE" shall mean Miguel S. Moraga or Eduardo Perez de Villages, severally, or any other person designated in a writing signed by SEPA and delivered to Escrow Agent and the CCACA Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.


          2. APPOINTMENT OF AND ACCEPTANCE BY ESCROW AGENT. SEPA, CCACA, and the Representatives on behalf of SEPA and CCACA hereby appoint Escrow Agent as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt of the Escrowed Property in accordance with Section 3 below, agrees to hold and distribute the Escrowed Property in accordance with this Escrow Agreement.


          3. DEPOSIT OF ESCROWED PROPERTY.

               (a) On the date hereof, SEPA shall deposit with the Escrow Agent a stock certificate or stock certificates representing 14 million shares of Common Stock of the Company, duly endorsed in blank or accompanied with stock powers duly endorsed in blank (the "SEPA Shares"). Until delivered out of the escrow account, SEPA shall retain the right to vote the SEPA Shares.

               (b) The Escrow Agent acknowledges receipt of the SEPA Shares and will hold such Escrowed Property safely in a segregated account.


          4. DISBURSEMENT OF ESCROWED PROPERTY. The Escrowed Property shall be disbursed and distributed as follows:

               (a) In the event of a Closing (as defined in the Underlying Agreement) CCACA and SEPA shall provide a Joint Written Direction to the Escrow Agent to distribute five (5) million shares of the Common Stock to CCACA.


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               (b)  The Escrow Agent shall, at any time, deliver such part of the Escrowed Property as shall be set forth in an affidavit signed by both the SEPA Representative and the CCACA Representative.

               (c) The Escrow Agent shall, at any time, deliver such part of the Escrowed Property as shall be set forth in any order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which, by lapse of time or otherwise, is not subject to appeal.

               (d) In the event that the Underlying Agreement is abandoned or mutually terminated in accordance with the provisions thereof, CCACA and SEPA shall provide a Joint Written Direction to the Escrow agent advising the Escrow Agent to distribute the Escrowed Property to SEPA.

     All distributions of the Escrowed Property shall be subject to the claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to
Section 9 below.


          5. DELIVERY INTO COURT. If, at any time, there shall exist any dispute between SEPA, CCACA, or the Representatives with respect to the holding or disposition of any portion of the Escrowed Property or any other obligations of Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrowed Property or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Representatives have not, within thirty
(30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both or the following actions:

               (a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to hold the Escrowed Property safely until directed as to distribution by the court; and/or

               (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in New York, New York, for instructions with respect to such dispute or uncertainty, and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to SEPA, CCACA, their respective shareholders or any other person with respect to any such suspension of performance or disbursement or distribution into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the delivery of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent.


          6. INTENTIONALLY DELETED.


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          7. RESIGNATION AND REMOVAL OF ESCROW AGENT.  Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days prior written notice to the Representatives or may be removed, with or without cause, by the Representatives, acting jointly by furnishing a Joint Written Direction to Escrow Agent, at any time by the giving of ten (10) days prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, the Representatives jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company, or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.


          8. LIABILITY OF ESCROW AGENT. Escrow Agent shall have no liability or obligation with respect to the Escrowed Property except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and distribution of the Escrowed Property in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall, in good faith, believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same, and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Property, this Escrow Agreement, or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. SEPA and CCACA, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.


          9. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Escrow Agreement, SEPA and CCACA, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses)


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incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise) arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify SEPA and CCACA in writing, and SEPA and CCACA shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) SEPA and/or CCACA agree to pay such fees and expenses, or (b) SEPA and/or CCACA shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and SEPA and/or CCACA, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to SEPA or CCACA. All such fees and expenses payable by SEPA and/or CCACA pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by SEPA and CCACA, jointly and severally, upon demand by such Indemnified Party. The obligations of SEPA and CCACA under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

     The parties agree that the payment by SEPA or CCACA of any claim by Escrow Agent for indemnification hereunder in respect of a claim by Escrow Agent for indemnification shall not impair, limit, modify, or affect, as between SEPA and CCACA, the respective rights and obligations of SEPA, on the one hand, and CCACA, on the other hand, under the Underlying Agreement.


          10. FEES AND EXPENSES OF ESCROW AGENT. SEPA and CCACA shall compensate Escrow Agent for its services hereunder in accordance with Schedule "A" attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by SEPA and CCACA, jointly and severally, upon demand by Escrow Agent. The obligations of SEPA and CCACA under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.


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          11. REPRESENTATIONS AND WARRANTIES.

               (a) SEPA makes the following representations and warranties to Escrow Agent:

                    (i) SEPA is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                    (ii) This Escrow Agreement has been duly approved by all necessary action of SEPA, including any necessary member approval, has been executed by duly authorized officers of SEPA, and constitutes a valid and binding agreement of SEPA, enforceable against SEPA in accordance with its terms.

                    (iii) The execution, delivery, and performance by SEPA of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the charter documents of SEPA, any applicable law or regulation, any court order or administrative ruling or decree to which SEPA is a party, or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including, without limitation, the Underlying Agreement, to which SEPA is a party or any of its property is subject.

                    (iv) Each of Miguel S. Moraga and Eduardo Perez de Villages, severally, has been duly appointed to act as the representative of SEPA hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any joint written direction or affidavit, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the SEPA Representative under this Agreement, all without further consent or direction from, or notice to, SEPA or any other party.

                    (v) No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrowed Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

               (b) CCACA makes the following representations and warranties to Escrow Agent:

                    (i) CCACA is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                    (ii) This Escrow Agreement has been duly approved by all necessary action of CCACA, including any necessary member approval, has been executed by duly authorized officers of CCACA, and constitutes a valid and binding agreement of

          CCACA, enforceable against CCACA in accordance with its terms.

                    (iii) The execution, delivery, and performance by CCACA of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under the charter documents of CCACA, any applicable law or regulation, any court order or administrative ruling or decree to which CCACA is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including, without limitation, the Underlying Agreement, to which CCACA is a party or any of its property is subject.

                    (iv) Each of Messrs. Wellesley-Wesley and DeWolf, severally, has been duly appointed to act as the representative of CCACA hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction or affidavit, to amend, modify, or waive any provision of this Agreement, and to take any and all other actions as the CCACA Representative under this Agreement, all without further consent or direction from, or notice to, CCACA or any other party.

                    (v) No party other than the parties hereto have, or shall have, any lien, claim, or security interest in the Escrowed Property or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.


          12. CONSENT TO JURISDICTION AND VENUE. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such Federal Court lacks jurisdiction, the parties agree that the State courts in New York County, State of New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.


          13. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid; or upon receipt when delivered personally; and addressed to the party to be notified as follows:

          If to SEPA at:      Sepa Technologies Ltd., Co.
                              c/o Pesa, Inc.
                              5 Hub Drive
                              Melville, New York  11747


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

                              Attention: Mr. Miguel S. Moraga
                                         Treasurer and Chief Financial Officer

          With a copy
          (which copy shall
           not constitute
           notice) to:        John C. Jost, Esq.
                              Dow, Lohnes & Albertson
                              1255 Twenty-third Street, N.W.
                              Washington, D.C.  20037


          If to CCACA at:     Michael Wellesley-Wesley
                              c/o Camhy Karlinsky & Stein, LLP
                              1740 Broadway
                              New York, New York  10019
                              Attention:  Daniel DeWolf


          With a copy
          (which copy shall
           not constitute
           notice) to:        Sheldon D. Camhy, Esq.
                              Camhy Karlinsky & Stein LLP
                              1740 Broadway - 16th Floor
                              New York, New York  10019-4315

          If to the Escrow
          Agent at:           First Union National Bank of
                              North Carolina, as Escrow Agent
                              Corporate Trust Department
                              230 South Tryon Street, 8th Floor
                              Charlotte, North Carolina 28288-1179
                              Attention:_______________________________________
                              Facsimile Number: (704) 383-7316

or to such other address as each party may designate for itself by like notice.


          14. AMENDMENT OR WAIVER. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.


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

          15. SEVERABILITY. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.


          16. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.


          17. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrowed Property and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrowed Property.


          18. BINDING EFFECT. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of SEPA and CCACA, the Representatives and Escrow Agent.


          19. EXECUTION IN COUNTERPARTS. This Escrow Agreement and any joint written direction may be executed in one or more counterparts, which when so executed shall constitute one and the same agreement or direction.


          20. TERMINATION. Upon the delivery out of escrow of all Escrowed Property, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrowed Property.

          21. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of SEPA or CCACA and become pecuniarily interested in any action in which SEPA or CCACA may be interested, and contract and lend money to SEPA or CCACA and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for SEPA or CCACA or for any other entity.


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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                        SEPA TECHNOLOGIES, LTD., CO.

                                        By:/s/ John A. Servizio
                                           ------------------------------------
                                            Name:   John A. Servizio
                                            Title:  Chairman & CEO

                                        CC ACQUISITION COMPANY A, L.L.C.

                                        By:/s/ Michael I. Wellesley-Wesley
                                           ------------------------------------
                                            Name:   Michael I. Wellesley-Wesley
                                            Title:  Vice President

                                        SEPA REPRESENTATIVES

                                        /s/ Miguel S. Moraga
                                        ---------------------------------------
                                         Name:  Miguel S. Moraga

                                        /s/ Eduardo Perez De Villegas
                                        ---------------------------------------
                                         Name:  Eduardo Perez De Villegas

                                        CCACA REPRESENTATIVES

                                        /s/ Michael I. Wellesley-Wesley
                                        ---------------------------------------
                                         Name:  Michael I. Wellesley-Wesley

                                        /s/ Daniel I. DeWolf
                                        ---------------------------------------
                                         Name:  Daniel I. DeWolf

                                        FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA, as Escrow Agent

                                        By:/s/ Roy Davis
                                           ------------------------------------
                                            Name:   Roy Davis
                                            Title:  Vice President


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